Exhibit 99.1

iSpecimen Inc. Announces Closing of Approximately $21 Million Private Placement

LEXINGTON, Mass., Dec. 1, 2021 /PRNewswire/ -- iSpecimen Inc. (Nasdaq: ISPC) ("iSpecimen" or the "Company"), an online marketplace for human biospecimens, today announced that it has closed its previously announced private placement for the sale of 1,749,999 shares of common stock of iSpecimen together with warrants to purchase 1,312,500 shares of common stock (“Warrants”), which resulted in gross proceeds to iSpecimen of approximately $21 million, before deducting offering expenses (the “Offering”). Each share of common stock and accompanying three-quarters of one Warrant were sold at a combined offering price of $12.00. The detachable Warrants have a five and one-half year term and an exercise price of $13.00 per share.

ThinkEquity acted as sole placement agent for the Offering.

The securities offered and sold by iSpecimen in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. iSpecimen has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and the shares of common stock underlying the Warrants to be issued in the private placement. Any resale of iSpecimen’s shares of common stock under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities were not registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About iSpecimen

iSpecimen offers an online marketplace for human biospecimens, connecting life scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers, and other healthcare organizations. For more information about iSpecimen, please visit www.ispecimen.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company's filings with the SEC, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company's forward-looking statements occurs, the Company's business, financial condition and operating results may vary materially from those expressed in the Company's forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contact
KCSA Strategic Communications
Allison Soss
iSpecimen@kcsa.com

Media Contact
Kaitlynn Cooney
For iSpecimen
kcooney@brodeur.com
617.587.2811